Exhibit 99.2

POWER OF ATTORNEY

In connection with the Restructuring Agreement for the sale of the shares of Woods Investment Company, Ltd. (“Woods Investment”) owned by the undersigned now and thereafter to TLC BioSciences Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“TLC Cayman”) and subscription of new shares of Teal Sea Holding Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“TEAL SEA”) (the “Restructuring Agreement”) entered into by and among certain shareholders of Woods Investment, the undersigned hereby irrevocably constitutes and appoints Woods Investment (the “Representative”), as the undersigned’s true and lawful attorney-in-fact and representative, to do any and all things and to execute and deliver any and all documents in the undersigned’s name, place and stead, in any way which the undersigned could do if personally present, in connection with the performance of and consummation of the transactions set forth in the Restructuring Agreement.

This Power of Attorney shall constitute an irrevocable, exclusive power of attorney granted by the undersigned to the Representative and shall be binding upon the undersigned’s representatives, successors and assigns.  The undersigned hereby grants to Representative full power and authority to do all acts and things necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if present and hereby ratify and confirm all that the Representative shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Without limiting the generality of the foregoing, the undersigned hereby grants the Representative the power and right, on behalf of the undersigned and in the undersigned’s name, without assent by the undersigned, to do the following:

(i)	to give and receive any and all written notices, communications, payments, and other deliveries under or relating to Restructuring Agreement;

(ii)	to assist in the payment of the securities transaction tax for the sale of the undersigned’s shares in Woods Investment, if any;

(iii)

if applicable, to receive the consideration payable to the undersigned by TLC Cayman in accordance with the Restructuring Agreement (the “Sale Proceed”) and the ancillary documents on behalf of the undersigned;

(iv)

to wire the subscription price payable to TEAL SEA on behalf of the undersigned for his, her or its subscription of the shares of TEAL SEA as set forth in the Restructuring Agreement and the ancillary documents; and

(v)	to take any action provided in Restructuring Agreement and/or the ancillary documents and necessary to complete the transactions set forth in the Restructuring Agreement.

No person to whom this Power of Attorney is presented, as authority for the Representative to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the undersigned as to the authority of the Representative to take any action described herein, or as to the existence of or fulfilment of any condition to this Power of Attorney, which is intended to grant to the Representative unconditionally the authority to take and perform the actions contemplated herein.

The undersigned hereby confirms that any instruction by the undersigned to pay the Sale Proceed to any person other than the Representative’s designated bank account shall be deemed void and disregarded by the Representative.

The undersigned hereby waives any claim against the Representative arising from any actions or omissions to act by the Representative to complete the transactions contemplated in the Restructuring Agreement except for his gross negligence or wilful act.

To:

Woods Investment Company, Ltd.

______________________________________

Name of the Shareholder:

Date:

POWER OF ATTORNEY

In connection with the Restructuring Agreement for the sale of the shares of Woods Investment Company, Ltd. (“Woods Investment”) owned by the undersigned now and thereafter to TLC BioSciences Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“TLC Cayman”) and subscription of new shares of Sea Crest Holding Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“SEA CREST”) (the “Restructuring Agreement”) entered into by and among certain shareholders of Woods Investment, the undersigned hereby irrevocably constitutes and appoints Woods Investment (the “Representative”), as the undersigned’s true and lawful attorney-in-fact and representative, to do any and all things and to execute and deliver any and all documents in the undersigned’s name, place and stead, in any way which the undersigned could do if personally present, in connection with the performance of and consummation of the transactions set forth in the Restructuring Agreement.

This Power of Attorney shall constitute an irrevocable, exclusive power of attorney granted by the undersigned to the Representative and shall be binding upon the undersigned’s representatives, successors and assigns.  The undersigned hereby grants to Representative full power and authority to do all acts and things necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if present and hereby ratify and confirm all that the Representative shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Without limiting the generality of the foregoing, the undersigned hereby grants the Representative the power and right, on behalf of the undersigned and in the undersigned’s name, without assent by the undersigned, to do the following:

(vi)	to give and receive any and all written notices, communications, payments, and other deliveries under or relating to Restructuring Agreement;

(vii)	to assist in the payment of the securities transaction tax for the sale of the undersigned’s shares in Woods Investment, if any;

(viii)

if applicable, to receive the consideration payable to the undersigned by TLC Cayman in accordance with the Restructuring Agreement (the “Sale Proceed”) and the ancillary documents on behalf of the undersigned;

(ix)

to wire the subscription price payable to SEA CREST on behalf of the undersigned for his, her or its subscription of the shares of SEA CREST as set forth in the Restructuring Agreement and the ancillary documents; and

(x)	to take any action provided in Restructuring Agreement and/or the ancillary documents and necessary to complete the transactions set forth in the Restructuring Agreement.

No person to whom this Power of Attorney is presented, as authority for the Representative to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the undersigned as to the authority of the Representative to take any action described herein, or as to the existence of or fulfilment of any condition to this Power of

Attorney, which is intended to grant to the Representative unconditionally the authority to take and perform the actions contemplated herein.

The undersigned hereby confirms that any instruction by the undersigned to pay the Sale Proceed to any person other than the Representative’s designated bank account shall be deemed void and disregarded by the Representative.

The undersigned hereby waives any claim against the Representative arising from any actions or omissions to act by the Representative to complete the transactions contemplated in the Restructuring Agreement except for his gross negligence or wilful act.

To:

Woods Investment Company, Ltd.

______________________________________

Name of the Shareholder:

Date:

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